                           SCHEDULE 14C INFORMATION

            Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Check the appropriate box:

[X] Preliminary Information Statement     [_] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14c-5(d)(2))
[_] Definitive Information Statement


                                MGM GRAND, INC.
                 (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

Notes:

                                                               PRELIMINARY COPY

                                MGM GRAND, INC.
                        3799 Las Vegas Boulevard South
                            Las Vegas, Nevada 89109

                             INFORMATION STATEMENT

   This Information Statement is furnished to holders of record of the common stock, $.01 par value per share, of MGM Grand, Inc., a Delaware corporation,
as of February   , 1999, pursuant to Section 14(c) of the Securities Exchange
Act of 1934, as amended, and Rule 14c-2 thereunder. The purpose of this Information Statement is to inform all stockholders of the approval of the
MGM Grand, Inc. Replacement Stock Option Plan and the MGM Grand, Inc. Directors' Replacement Stock Option Plan. These plans were adopted by
MGM Grand in connection with its acquisition of Primadonna Resorts, Inc. which
is expected to be completed on or about     , 1999. This Information Statement
was first mailed or delivered to MGM Grand's stockholders on or about February
  , 1999.

   We are not asking you for a proxy and you are requested not to send us a proxy.

   This Information Statement is being furnished to stockholders solely to provide them with certain information concerning the replacement stock option plan and the directors' replacement stock option plan in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted thereunder, including particularly Regulation 14C. We are not seeking consent, authorization or proxies from our stockholders, as the consent of stockholders entitled to cast the required number of votes to approve these plans has been obtained pursuant to Section 228 of the Delaware General Corporation Law. The plans will not become effective pursuant to the written consent already obtained until 20 days after this Information Statement is mailed to stockholders. This Information Statement also serves as notice to stockholders of an action taken by less than unanimous written consent as required by Section 228. Section 228 permits MGM Grand to take the action approving the plans without a meeting of the stockholders if the written consent by holders having not less than the minimum number of votes that would be required to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The reported closing price of the Company's common stock on the New York Stock Exchange on
February   , 1999 was $    .

                     DESCRIPTION OF THE PRIMADONNA MERGER

   Pursuant to an agreement and plan of merger, dated as of December 2, 1998, MGM Grand and Primadonna have agreed on a merger of MGM Grand and Primadonna. In the merger, a subsidiary of MGM Grand will merge into Primadonna, and Primadonna will become a wholly owned subsidiary of MGM Grand. Each stockholder of Primadonna will be entitled to receive .33 shares of MGM Grand common stock for each share of Primadonna common stock held. The merger will not have any effect on the MGM Grand common shares that MGM Grand stockholders currently own. Of course, the number of outstanding shares of MGM Grand common stock will increase from approximately 52 million shares to 61.5 million shares because of the MGM Grand common stock to be issued to Primadonna's stockholders in connection with the merger.

   While holders of a majority of Primadonna's outstanding common stock need to approve the merger, the approval of MGM Grand's stockholders is not required in order to complete the merger. A special meeting of Primadonna's stockholders has been scheduled for February 23, 1999. Holders of approximately 53% of the outstanding Primadonna common stock have given support letters to MGM Grand in which they agree to vote to approve the merger agreement. Thus, the merger agreement will be approved at the Primadonna stockholders meeting. MGM Grand's board of directors will not be changed as a result of the merger. However, MGM Grand will invite Gary E. Primm, Chairman of the Board and Chief Executive Officer of Primadonna, to join its board of directors upon his approval by the relevant gaming authorities. We expect that the executive officers of MGM Grand will continue as the executive officers of MGM Grand after the merger.

   Under the merger agreement, on the closing of the merger, each outstanding option to purchase Primadonna common stock previously granted by Primadonna or its subsidiaries will be converted into an option to acquire the number of shares of MGM Grand common stock, rounded down to the nearest whole share, determined by multiplying the number of shares of Primadonna common stock subject to such option by .33, the merger conversion ratio. The exercise price per share of MGM Grand common stock subject to the replacement option shall be equal to the exercise price per share of Primadonna common stock subject to the relevant Primadonna option divided by .33 and then rounded up to the nearest whole cent. Under the terms of the Primadonna options, the closing of the merger will have the effect of causing unvested Primadonna options, other than options granted under Primadonna's 1993 Directors' Stock Option Plan, to accelerate and vest. MGM Grand has agreed to adopt, subject to the consent of MGM Grand stockholders, stock option plans substantially similar to the existing Primadonna plans prior to completion of the merger. Copies of the new plans adopted by MGM Grand pursuant to which it will grant replacement options to Primadonna option holders are attached as Appendices A and B to this Information Statement and are incorporated herein by this reference. Tracinda Corporation, holder of approximately 65.6% of the outstanding MGM Grand common stock, has consented to the adoption of the new option plans, which are substantially similar to the existing Primadonna option plans. The sole purpose of the new MGM Grand option plans is to provide replacement options to Primadonna option holders.

                        DESCRIPTION OF THE OPTION PLANS

Replacement Stock Option Plan Summary

   Administration. The replacement option plan will be administered by the compensation committee of MGM Grand's board (James D. Aljian, Fred Benninger and Jerome B. York). The compensation committee may permit any recipient of an option to pay the purchase price of the common stock issuable pursuant to the option in any lawful manner and for any lawful consideration that the compensation committee approves.

   The maximum number of shares of MGM Grand common stock authorized for issuance under the replacement option plan is 704,259. The plan expires in April 2003. No options may be granted after such expiration, but options granted under the plan may continue to be exercised after that date in accordance with their terms. In addition, options may be amended after that date, so long as there is no increase in the number of shares subject to or comprising the option. Options may be reduced by the amount necessary to satisfy any applicable tax withholding requirements imposed on

MGM Grand in respect of the option. Shares of common stock reserved for options that terminate, expire or are cancelled (and thus are not exercised) will not be available for future grant under this plan.

   In the event of a stock split, the declaration of a stock dividend, the exchange or conversion of securities of the class subject to an option into cash, property or different kinds of securities pursuant to a merger, reorganization or otherwise, or the sale of substantially all of the assets of MGM Grand or if an extraordinary dividend is declared, adjustments will be made in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to each option and (ii) any other terms as are necessarily affected by such event.

   Amendments. The MGM Grand board of directors may amend or terminate the plan at any time, but may not unilaterally change or affect any outstanding option that would deprive the holder of any of the material benefits thereunder. Termination of the replacement option plan would have no effect on outstanding options.

   Eligibility. Holders of Primadonna options granted under Primadonna's Amended and Restated 1993 Incentive Stock Plan at the effective time of the merger are the only persons eligible to receive options under this plan. Approximately 64 persons are eligible to participate in this plan.

   Non-Transferability. Generally, options under the plan are not transferable by a holder other than by will or the laws of descent and distribution and are generally exercisable, during his or her lifetime, only by the holder; and the shares issuable pursuant to an option will be paid only to the holder or the holder's beneficiary or representative. However, the compensation committee may establish conditions and procedures (for example, in connection with a holder's estate or tax planning initiatives) under which options may be transferred to a third party, to the extent permitted by law.

   Other Information. The replacement option plan is not exclusive. Options may also be awarded to eligible persons pursuant to other incentive plans or without reference to a plan as from time to time authorized by MGM Grand.

Directors' Replacement Stock Option Plan Summary

   Administration. The directors' replacement option plan will be administered by the compensation committee of MGM Grand's board. The compensation committee may permit any recipient of an option to pay the purchase price of the common stock issuable pursuant to the option in any lawful manner and for any lawful consideration that the compensation committee approves.

   The maximum number of shares of MGM Grand common stock authorized for issuance under the directors' replacement option plan is 31,845. The plan expires in April 2003. No options may be granted after such expiration, but options granted under the plan may continue to be exercised after that date in accordance with their terms. In addition, options may be amended after that date, so long as there is no increase in the number of shares subject to or comprising the option. Options may be reduced by the amount necessary to satisfy any applicable tax withholding requirements imposed on MGM Grand in respect of the option. Shares of common stock reserved for options that terminate, expire or are cancelled (and thus are not exercised) will not be available for future grant under this plan.

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

   In the event of a stock split, the declaration of a stock dividend, the exchange or conversion of securities of the class subject to an option into cash, property or different kinds of securities pursuant to a merger, reorganization or otherwise, or the sale of substantially all of the assets of MGM Grand or if an extraordinary dividend is declared, adjustments will be made in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to each option and (ii) any other terms as are necessarily affected by such event.

   Amendments. The MGM Grand board of directors may amend or terminate the plan at any time, but may not unilaterally change or affect any outstanding option that would deprive the holder of any of the material benefits thereunder. Termination of the directors' replacement option plan would have no effect on outstanding options.

   Eligibility. Holders of Primadonna options granted under Primadonna's 1993 Directors' Stock Option Plan at the effective time of the merger are the only persons eligible to receive options under this plan. Approximately 4 persons are eligible to participate in this plan.

   Non-Transferability. Generally, options under the plan are not transferable by a holder other than by will or the laws of descent and distribution and are generally exercisable, during his or her lifetime, only by the holder; and the shares issuable pursuant to an option will be paid only to the holder or the holder's beneficiary or representative. However, the compensation committee may establish conditions and procedures (for example, in connection with a holder's estate or tax planning initiatives) under which options may be transferred to a third party, to the extent permitted by law.

   Other Information. The director's replacement option plan is not exclusive. Options may also be awarded to eligible persons pursuant to other incentive plans or without reference to a plan as from time to time authorized by MGM Grand.

       FEDERAL INCOME TAX TREATMENT OF OPTIONS UNDER THE NEW OPTION PLANS

   Certain of the federal income tax consequences to optionees and MGM Grand of options granted under the new plans should generally be as set forth in the following summary.

   A person to whom an option is granted will not recognize income at the time of grant of such option. When the holder exercises such option, the holder will recognize ordinary income equal to the excess, if any, of the fair market value, as of the date of the option exercise, of the shares that the holder receives upon such exercise over the option price paid plus the amount, if any, includable in the holder's gross income, and the holder's holding period for such shares will commence on the date on which the holder recognizes taxable income in respect of such shares. Gain or loss upon a subsequent sale of any MGM Grand common stock received upon the exercise of an option generally would be taxed as capital gain or loss (long-term or short-term depending upon the holding period of the stock sold). Certain additional rules apply if the holder pays the option price in shares previously owned by the holder.

   MGM Grand is generally entitled to deduct an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise of the option.

                               SPECIFIC BENEFITS

   The number, amount and type of options to be received by eligible persons under the new option plans will be determined by the number, amount and type of Primadonna options outstanding at the effective time of the merger of MGM Grand and Primadonna. No officers or directors of MGM Grand will receive any options under either of the new option plans. Gary E. Primm, Chairman of the Board and Chief Executive Officer of Primadonna, is to be invited to join the MGM Grand board after receipt of all required gaming approvals. Upon completion of the merger, his Primadonna options will be replaced with options to purchase 72,600 shares of MGM Grand common stock. Such options will have no dollar value based upon the $30.875 per share closing price of MGM Grand stock on January 27, 1999.

                   MATTERS REGARDING THE STOCKHOLDER APPROVAL

   As of February    , 1999, the date on which holders of majority of MGM
Grand's common stock approved the new option plans by written consent, there were outstanding 52,033,097 shares of common stock, and MGM Grand had received the written consent approving the new option plans from Tracinda Corporation, its principal stockholder, representing 34,110,716 shares of common stock or approximately 65.6% of the outstanding shares. Information with respect to the beneficial ownership of MGM Grand's common stock is set forth in Appendix C and incorporated herein by reference.

                                                                      APPENDIX A
                                MGM GRAND, INC.

                         REPLACEMENT STOCK OPTION PLAN

   1. PURPOSE OF PLAN. The purpose of this Replacement Stock Option Plan (referred to herein as the "PLAN") of MGM Grand, Inc., a Delaware corporation (the "COMPANY"), is to enable the Company to grant options to replace outstanding options previously granted by Primadonna Resorts, Inc., a Nevada corporation ("Primadonna"), in accordance with that certain Agreement and Plan of Merger, dated as of December 2, 1998, by and among the Company, MGM Grand Acquisition Corp. and Primadonna (the "Merger Agreement"). Pursuant to the Merger Agreement, MGM Grand Acquisition Corp. will be merged into Primadonna, and Primadonna will become a wholly owned subsidiary of the Company (the "Merger").

   2. PERSONS ELIGIBLE UNDER PLAN. Any individual person who holds options to purchase Primadonna common stock granted under Primadonna's Amended and Restated 1993 Incentive Plan ("Primadonna Options") shall be eligible for the grant of an option or options under this Plan ("ELIGIBLE PERSON").

   3. STOCK SUBJECT TO PLAN. The maximum number of shares of the Company's Common Stock, $.01 par value per share (the "COMMON SHARES"), that may be issued pursuant to options granted under this Plan is 704,259, subject to adjustment as provided in or pursuant to Section 6, and such maximum number, as so adjusted, shall be referred to as the "SHARE LIMIT." Common Shares subject to outstanding Options shall be reserved for issuance. If any Option shall expire or be canceled or terminated without having been exercised in full, the undelivered Common Shares subject thereto shall cease to be available for the purposes of this Plan.

   4. ADMINISTRATION OF PLAN.

   (a) The Committee. This Plan shall be, to the maximum extent possible, self-effectuating. This Plan shall be interpreted and, to the extent any determinations are required hereunder, shall be administered by a committee (the "COMMITTEE") of the entire Board of Directors of the Company (the "BOARD") or a committee consisting of two or more directors designated by the Board for this purpose.

   (b) Binding Determinations. Any action taken by, or inaction of, the Company, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or officer of the Company shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving such person's bad faith.

   (c) Reliance On Experts. In making any determination or in taking or not taking any action under this Plan, the Board and the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

   (d) Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

   5. OPTIONS.

   (a) Option Grants. Subject to adjustments contemplated by Section 6(a), each holder of a Primadonna Option upon consummation of the Merger shall be granted an Option to purchase that number of Common Shares which is the product of (y) the number of shares of Primadonna's common stock subject to the holder's Primadonna Option and (z) .33, the conversion ratio pursuant to the Merger Agreement.

   (b) Option Agreements. The Committee may authorize any officer (other than the particular recipient) to execute any or all agreements memorializing any grant of an option by the Committee under this Plan. All options shall be evidenced by a writing executed on behalf of the Company (the "OPTION AGREEMENT") and, if required by the Committee, by the recipient of the option.

   (c) Price; Consideration. The purchase price per Common Share covered by each Option shall be determined by dividing the option price of the Primadonna Option it replaces by .33 and rounding up to the nearest whole cent. Common Shares may be issued pursuant to an Option for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Option, but shall not be issued for less than the minimum lawful consideration.

   (d) Term and Vesting. The terms and conditions of each Option shall be the same as those of the Primadonna Option it replaces, after adjustment to take into account the .33 conversion ratio pursuant to the Merger Agreement provided herein.

   (e) Loans. The Committee shall have the express authority to make or authorize loans to finance, or to otherwise accommodate the financing of, the acquisition or exercise of an Option, subject to Section 10(a).

   (f) Transfer Restrictions.

       (i) LIMIT ON EXERCISE AND TRANSFER. Unless otherwise expressly provided in (or pursuant to) this Section 5(e), by applicable law or by the applicable Option Agreement: (A) all options are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (B) options shall be exercised only by the holder; and (C) amounts payable or shares issuable pursuant to an option shall be delivered only to (or for the account of) the holder.

       (ii) CERTAIN EXCEPTIONS. The Committee by express provision in the Option Agreement may permit an option to be transferred to, exercised by and paid to certain persons or entities related to the participant, including but not limited to members of the participant's family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the participant's family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Board or the Committee, pursuant to such conditions and procedures as the Board or the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Company's registration of securities (if applicable) and the incentive purposes of the option and this Plan.

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       (iii) FURTHER EXCEPTIONS TO LIMITS ON TRANSFER. The exercise and transfer restrictions in Section 5(f)(i) shall not apply to: (A) transfers to the Company; (B) the designation of a beneficiary to receive benefits in the event of the participant's death or, if the participant has died, transfers to or exercise by the participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; (C) transfers pursuant to a domestic relations order (if approved or ratified by the Board or the Committee); (D) if the participant has suffered a disability, permitted transfers to or exercises on behalf of the holder by his or her legal representative; or (E) the authorization by the Board or the Committee of "cashless exercise" procedures with third parties who finance or who otherwise facilitate the exercise of options consistent with applicable laws and the express authorization of the Committee.

   (f) TAX WITHHOLDING. Upon any exercise, vesting, or payment of any option, the Company shall have the right, at its option, to (i) require the Eligible Person (or personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such transaction or (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash amount. In any case where a tax is required to be withheld in connection with the delivery of Common Shares under this Plan, the Committee may grant (either at the time of the grant of the option or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then fair market value, to satisfy such withholding obligation.

   6. ADJUSTMENTS.

   (a) Adjustments. If (i) the outstanding securities of the class then subject to this Plan (the "OUTSTANDING SHARES") (A) are increased, decreased, exchanged or converted as a result of a stock split (including a split in the form of a stock dividend), reverse stock split, reclassification or the like or (B) are exchanged for or converted into cash, property or a different number or kind of securities (or if cash, property or securities are distributed in respect of the outstanding shares), as a result of a reorganization, merger, consolidation, recapitalization, restructuring, or reclassification, or (ii) all or substantially all of the business and/or assets of the Company are sold, THEN, unless the terms of such transaction shall otherwise provide, the Committee shall make equitable, appropriate and proportionate adjustments in
(x) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Options previously granted under this Plan,
(y) the maximum number and type of shares or other securities that may be issued pursuant to Options thereafter granted under this Plan, and (z) such other terms as necessarily are affected by such event.

   (b) Termination. If any option or other right to acquire Common Stock under this Plan is fully vested but is not exercised prior to (i) a dissolution of the Company, or (ii) any other Event after which the Company does not survive, such Option or right shall thereupon terminate, provided that (y) the Company or a successor shall have given to the participant at least ten (10) days notice of any such termination, and participant shall have had the right prior to or simultaneously with the consummation of such occurrence or transaction to exercise his or her option or right, or (z) the Committee shall have provided for the termination of the option or right by making an adjustment pursuant to
Section 6(a).

   An "EVENT" means any of the following: (i) the dissolution or liquidation of the Company; (ii) an agreement to merge or consolidate or otherwise reorganize, with or into one or more entities which are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Company; or (iii) the sale of all or substantially all of the Company's business and/or assets to a person or entity which is not a Subsidiary. For purposes of the foregoing, "Subsidiary" shall mean any corporation or other entity a majority or more of the outstanding voting power or voting stock of which is beneficially owned directly or indirectly by the Company.

   7. AMENDMENT AND TERMINATION OF PLAN. The Board may amend or terminate this Plan at any time and in any manner. No amendment or termination of this Plan or change in or affecting any outstanding option shall deprive in any material respect the recipient, without the consent of such recipient, of any of his or her rights or benefits under or with respect to the option. Adjustments contemplated by Section 6 shall not be deemed to constitute a change requiring such consent.

   8. TERM OF PLAN. No option shall be granted under this Plan after April 27, 2003. Although Common Shares may be issued after that date pursuant to options granted prior to such date after such date. Notwithstanding the foregoing, any option granted prior to such date may be amended after such date in any manner that would have been permitted prior to such date, except that, subject to any adjustments pursuant to Section 6(a), no such amendment shall increase the number of shares subject to or comprising such option, or extend the final expiration date of the option or reduce (below the fair market value on the date of the amendment) the exercise price of or under such Option or increase the maximum amount of cash payable under the option.

   9. EFFECTIVE DATE OF PLAN. This Plan will become effective as of the date the Merger is consummated.

   10. LEGAL ISSUES.

   (a) Compliance And Choice Of Law; Severability. This Plan, the granting and vesting of options under this Plan and the issuance and delivery of Common Shares under options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. This Plan, the options, all documents evidencing options and all other related documents shall be governed by, and construed in accordance with the laws of the state of incorporation of the Company. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan (subject to Section 10(b)) shall continue in effect.

   (b) Plan Construction. It is the intent of the Company that transactions in and affecting options in the case of participants who are or may be subject to
Section 16 of the Securities Exchange Act of 1934, as amended, satisfy any then applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 in respect of those transactions and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any option would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted as to avoid such conflict. If the conflict remains irrevocable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of this Plan as to such persons in the circumstances.

   (c) Non-Exclusivity Of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant options or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

                                                                      APPENDIX B

                                MGM GRAND, INC.

                    DIRECTORS' REPLACEMENT STOCK OPTION PLAN

ARTICLE 1. THE PLAN

   1.1 Purpose. The purposes of this Director's Replacement Stock Option Plan is to enable the Corporation, in accordance with the Merger Agreement, to grant options to replace outstanding options previously granted pursuant to the Primadonna Director Option Plan. Capitalized terms are defined in Article 4.

   1.2 Administration.

     (a) Board Authority and Powers; Interpretation. This Plan shall be, to the maximum extent possible, self-effectuating. This Plan shall be interpreted and, to the extent any determinations are required hereunder, shall be administered by the Board. Subject to the express provisions of this Plan, the Board shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation and Participants under this Plan.

     (b) Binding Determinations. Any action taken by, or inaction of, the Corporation or the Board relating to pursuant to this Plan shall be within the absolute discretion of that entity and shall be conclusive and binding upon all persons. No member of the Board or officer of the Corporation shall be liable for any such action or inaction, except in circumstances involving such person's bad faith.

     (c) Reliance on Experts. In making any determination or in taking or not taking any action under this plan, the Board may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

     (d) Delegation. The Board may delegate ministerial, non-discretionary functions to individuals who are officers and employees of the Corporation.

   1.3 Shares Available for Options. Subject to the provisions of Section 3.3, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares.

     (a) Number of Shares. The maximum number of shares of Common Stock that may be delivered pursuant to Options granted to Eligible Directors under this Plan shall not exceed 31,845 shares, subject to adjustments contemplated by Section 3.3.

     (b) Calculation of Available Shares and Replenishment. Shares of Common Stock subject to outstanding Options shall be reserved for issuance. If any Option shall expire or be canceled or terminated without having been exercised in full, the undelivered shares subject thereto shall cease to be available for the purposes of this Plan.

ARTICLE 2. THE OPTIONS

   2.1 Option Terms.

     (a) Automatic Option Grants. Subject to adjustments contemplated by
  Section 3.3, each holder of a Primadonna Director Option shall be granted an Option to purchase that number of shares of Common Stock which is the product of (y) the number of shares of Primadonna's common stock subject to the holder's Primadonna Option and (z) .33, the conversion ratio pursuant to the Merger Agreement.

     (b) Option Price. The purchase price per share of the Common Stock covered by each Option granted pursuant to Section 2.1(a) shall be determined by dividing the option price of the Primadonna Director Option it replaces by .33 and rounding up to the nearest whole cent.

     (c) Option Period and Exercisability. Each Option granted under this Plan shall become exercisable in installments at the rate of one-third of the shares underlying such Option on the Option Date on the first anniversary of the Option Date and an additional one-third of such shares on each of the next two anniversaries thereof.

     (d) Non-Qualified Options. Each Option granted under this Plan is intended to be a non-qualified stock option (i.e., not an "incentive stock option") under the Internal Revenue Code and shall be so designated.

   2.2 Payment of Exercise Price. The exercise price of any Option granted under this Plan shall be paid in full at the time of each exercise in cash or by check or in shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option, or partly in such shares and partly in cash, provided that any such shares used in payment shall have been owned by the Participant at least six months prior to the date of the exercise.

   2.3 Option Period. Each Option granted under this Plan and all rights or obligations thereunder shall expire ten (10) years after the Option Date and shall be subject to earlier termination as provided herein.

   2.4 Effect of Termination of Service. If a Participant dies while serving as a director or within the three-month period following termination of service as a director and the Participant had been an Eligible Director for at least three
(3) years, any Option granted pursuant to this Plan then held by such Participant shall immediately become and shall remain fully exercisable for twelve (12) months after the date of death or until the expiration of the stated term of such Option, whichever first occurs, and shall thereafter terminate. If a Participant dies while serving as a director or within the three-month period following termination of service as a director and the Participant had been an Eligible Director for less than three (3) years, any portion of any Option granted pursuant to this Plan which is not then exercisable shall terminate and any portion of such Option which is then exercisable may be exercised for twelve (12) months after the date of death or until the expiration of the state term, whichever first occurs, and shall thereafter terminate. If a Participant's services as a member of the Board terminate for any other reason, then (except to the extent otherwise provided in this Section 2.4) any portion of an Option granted pursuant to this Plan which is not then exercisable shall terminate and any portion of such Option which is then exercisable may be exercised for three (3) months after the date of such termination or until the expiration of the stated term, whichever first occurs, and shall thereafter terminate.

   2.5 Limitations on Exercise and Vesting of Options.

     (a) Provisions for Exercise. No Option shall be exercisable or shall vest until at least six months after the initial Option Date, and once exercisable an Option shall remain exercisable until the expiration or earlier termination of the Option.

     (b) Procedure. Any exercisable Option shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Participant, together with the required payment of the exercise price.

     (c) Fractional Shares/Minimum Issues. Fractional share interests shall be disregarded, but may be accumulated. No fewer than 100 shares may be purchased on exercise of any Option at one time unless the number purchased is the total number at the time available for purchase under the Option.

ARTICLE 3. OTHER PROVISIONS.

   3.1 Rights of Participants and Beneficiaries.

     (a) No Service Commitment. Nothing contained in this Plan (or in any other documents related to this Plan or to any Option) shall confer upon any Participant any right to continue to serve as a director of the Corporation nor shall interfere in any way with the right of the Corporation to change director compensation or other benefits or to terminate the director's service as a director, with or without cause. Nothing contained in this Plan or any document related hereto shall influence the construction or interpretation of the Corporation's Certificate of Incorporation or Bylaws regarding service on the Board or adversely affect any independent contractual right of any Eligible Director without his or her consent thereto.

     (b) Plan Not Funded. Options payable under this Plan shall be payable in shares and (except as provided in Section 1.3(b)) no special or separate reserve, fund or deposit shall be made to assure payment of such Options.

   3.2 No Transferability. Options may be exercised only by, and shares issuable pursuant to an Option shall be paid only to, the Participant or, if the Participant has died, the Participant's Beneficiary or, if the Participant has suffered a disability, the Participant's Personal Representative, if any, or if there is none, the Participant, or (to the extend permitted by applicable law and Rule 16b-3) to a third party pursuant to such conditions and procedures as the Board may establish. Other than by will or the laws of descent and distribution or pursuant to an exception (by rule or interpretation) to transfer restrictions under Rule 16b-3, no right or benefit under this Plan or any Option, including, without limitation, any Option that has not vested, shall be transferrable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void. The designation of a Beneficiary hereunder shall not constitute a transfer for these purposes.

   3.3 Adjustments. If there shall occur any extraordinary distribution in respect of the Common Stock (whether in the form of Common Stock, other securities, or other property), or any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reclassification, reorganization, merger, combination, consolidation, split-up, spin-off, combination, or exchange or Common Stock or other securities of the Corporation, or a sale of substantially all of the assets of the Corporation as an entirety, then the Board shall, in such manner and to such extent (if any) as may be appropriate and equitable, (1) proportionately adjust any or all of
(a) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of Options (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (b) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Options and the vesting provisions of the Options, (c) the grant, purchase, or exercise price of any or all outstanding Options, or
(d) the securities, cash or other property deliverable upon exercise of any outstanding Options, or (2) in the case of any extraordinary distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a substitution or exchange of any or all outstanding Options or for a change in the securities, cash or property deliverable upon exercise of outstanding options, based upon the distribution or consideration payable to holders of the Common Stock of the Corporation upon or in respect of such event; provided, however, that (i) such adjustment and the Board's actions in respect thereof are based on objective criteria and (ii) such adjustment (to the extent consistent with Section 3.9(c)) is consistent with adjustments to comparable Options (if any) held by persons other than directors of the Corporation.

   3.4 Compliance with Laws. This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of shares of Common Stock, and/or of other securities or property pursuant to Section 3.3, under this Plan or under Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal tax and securities laws) and to such approvals by and listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure such compliance.

   3.5 Plan Amendment, Shareholder Approval and Suspension.

     (a) Board Authorization The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Options may be granted during any suspension of this Plan or after termination of this Plan, but the Board shall retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan.

     (b) Stockholder Approval. To the extent required by law or the provisions of Rule 16b-3, any amendment to this Plan or any then outstanding Option shall be subject to shareholder approval.

     (c) Limitations on Amendments to Plan and Options. The provisions of this Plan shall not be amended more than once every six months (other than as may be necessary to conform to any applicable changes in the Internal Revenue Code or the rules thereunder), unless such amendment would be consistent with the provisions of Rule 16b-3(c)(2)(ii) (or any successor provision). No amendment, suspension or termination of this Plan or change of or affecting any outstanding Option shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the

  Corporation under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Section 3.3 shall not be deemed to constitute changes or amendments for purposes of this Section 3.5.

   3.6 Privileges of Stock Ownership. Except as otherwise expressly authorized by this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock subject to an Option granted under this Plan prior to the satisfaction of all conditions to the valid exercise of the Option.

   3.7 Effective Date of Plan. This Plan shall be effective as of the date the Merger is consummated.

   3.8 Term of Plan. No Option shall be granted more than ten (10) years after the effective date of this Plan. Unless otherwise expressly provided in this Plan or in an applicable Option Agreement, any Option theretofore granted may extend beyond such date, and this Plan shall continue to apply thereto.

   3.9 Legal Issues.

     (a) Choice of Law. This Plan, the Options, all documents evidencing Options and all other related documents shall be governed by, and construed in accordance with the laws of the state of incorporation of the Corporation.

     (b) Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

     (c) Plan Construction. It is the intent of the Corporation that this Plan and Options hereunder satisfy and be interpreted in a manner that in the case of persons who are or may be subject to Section 16 of the Exchange Act satisfies the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent as to such persons in the circumstances, such provision shall be deemed void.

     (d) Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board to grant awards or authorize any other compensation under any other plan or authority.

ARTICLE 4. DEFINITIONS

   4.1 Definitions.

     (a) "Beneficiary" shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified in the Option Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

     (b) "Board" shall mean the Board of Directors of the Corporation or, with respect to administrative matters (as distinguished from Plan amendments, suspension, or termination), any duly authorized Committee of members of the Board designated to administer this Plan.

     (c) "Commission" shall mean the Securities and Exchange Commission.

     (d) "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Corporation and such other securities or property as may become the subject of Options, or become subject to Options, pursuant to an adjustment made under Section 3.3 of this Plan.

     (e) "Corporation" shall mean MGM Grand, Inc., a Delaware corporation, and its successors.

     (f) "Eligible Director" shall mean a member of the Board of Directors of Primadonna on the date the Merger is consummated who is not (1) an officer or employee of Primadonna or any subsidiary at the time of the grant of the Option or (2) a person to whom equity securities of Primadonna or an affiliate have been granted or awarded within the year prior to the date of grant or other applicable date of determination, under or pursuant to the Primadonna 1993 Stock Incentive Plan (the "SIP") or any other plan of Primadonna or an affiliate (except this Plan or any other formula or ongoing securities acquisition plan, the participation in which does not compromise the disinterested administration of the SIP or any other such plan under Rule 16b-3).

     (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (h) "Fair Market Value" on any specified date shall mean (i) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (iv) if the NASD or a similar organization does not furnish the mean between the bid and asked price for the stock on such date, the valuation furnished by an independent advisor or investment banker to the Corporation who is recognized in valuations of this type.

     (i) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (k) "Merger" shall mean the merger of MGM Grand Acquisition Corp. with and into Primadonna pursuant to the Merger Agreement.

     (l) "Merger Agreement" shall mean that certain Agreement and Plan of Merger, dated as of December 2, 1998, by and among the Corporation, MGM Grand Acquisition Corp. and Primadonna.

     (m) "Option" shall mean an option to purchase Common Stock authorized and granted under this Plan.

     (n) "Option Agreement" shall mean an agreement in the form of Exhibit A, completed in the manner required by this Plan and executed on behalf of the Corporation by an executive officer of the Corporation.

     (o) "Option Date" shall mean the date on which a Primadonna Director Option was granted.

     (p) "Participant" shall mean an Eligible Director who has been granted an option under the provisions of this Plan.

     (q) "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

     (r) "Plan" shall mean this MGM Grand, Inc. Directors' Replacement Stock Option Plan.

     (s) "Primadonna" shall mean Primadonna Resorts, Inc., a Nevada corporation.

     (t) "Primadonna Director Option" shall mean an option granted pursuant to the Primadonna 1993 Eligible Directors' Stock Option Plan.

     (u) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

                                   EXHIBIT A

                                MGM GRAND, INC.

                               ELIGIBLE DIRECTOR

                      NON-QUALIFIED STOCK OPTION AGREEMENT

   THIS AGREEMENT dated as of the    day of              , 19  , between MGM
Grand, Inc., a Delaware corporation (the "Corporation"), and              (the
"Participant").

                              W I T N E S S E T H

   WHEREAS, the Corporation has adopted and the stockholders of the Corporation have approved a Directors' Replacement Stock Option Plan (the "Plan").

   WHEREAS, pursuant to Section 2.1 of the Plan, the Corporation has granted an option (the "Option") to the Participant upon the terms and conditions evidenced hereby, as required by the Plan, which Option is not intended as and shall not be deemed to be an incentive stock option within the meaning of
Section 422 of the Code.

   NOW, THEREFORE, in consideration of the surrender of an option to purchase shares common stock of Primadonna Resorts, Inc., the Corporation and the Participant agree to the terms and conditions set forth herein as required by the terms of the Plan.

   1. Option Grant. This Agreement evidences the grant to the Participant, as
of               ,     , of an Option to purchase an aggregate of      shares
of Common Stock, par value $.01 per share, under Section 2.1 of the Plan, subject to adjustment as provided in or pursuant to the Plan.

   2. Exercise Price. The Option entitles the Participant to purchase all or
any party of the Option shares at a price per share of $    .

   3. Option Term. The Option shall terminate                ,     ,* unless
earlier terminated in accordance with the terms of the Plan.

   4. General Terms. The Option and this Agreement are subject to, and the Corporation and the Director agree to be bound by, the provisions of the Plan that apply to the Option. Such provisions are incorporated herein by this reference. The Participant acknowledges receiving a copy of the Plan and reading its applicable provisions. Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Plan.


--------
* Insert original expiration date of Primadonna Director Option being replaced.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MGM GRAND, INC.
(a Delaware corporation)

By:____________________________

Title:_________________________

PARTICIPANT

_______________________________
(Signature)

_______________________________
(Print Name)

_______________________________
(Address)

_______________________________
(City, State, Zip Code)

                                                                      APPENDIX C

                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

  The following table sets forth, as of January 27, 1999, information as to:
(a) the beneficial ownership of MGM Grand's common stock by (i) each person serving as a director on such date, (ii) each person who qualifies as a "named executive officer" (the "Named Executive Officers") as defined in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iii) all of the directors and executive officers of MGM Grand as a group; and (b) the beneficial ownership of MGM Grand's common stock by each person known to MGM Grand as having beneficial ownership of more than five percent of such stock.

                                                 Number of           Percent of
Name and Address(1)                              Shares(2)            Class(3)
-------------------                              ----------          ----------
Kirk Kerkorian.................................. 38,005,122(4)         73.04%
 150 S. Rodeo Drive
 Beverly Hills, CA 90212

J. Terrence Lanni...............................  1,035,015(5)          1.93%
Alex Yemenidjian................................    430,000(5)             *

James J. Murren.................................      3,000                *

Daniel Wade.....................................     89,300(5)             *

Scott Langsner..................................     45,200(5)             *

James D. Aljian.................................     12,600(6)             *

Fred Benninger..................................     60,200(5)             *

Terry N. Christensen............................      4,200(6)             *

Glenn A. Cramer.................................      7,233(6)             *

Willie D. Davis.................................      2,700(6)             *

Alexander M. Haig, Jr...........................      2,400(6)             *

Walter M. Sharp.................................     31,682(6)             *

Jerome B. York..................................      7,200(6)             *

All current directors and executive officers
 as a group (16 persons)........................ 39,751,189(4)(5)(6)   74.12%

FMR Corp. ......................................  4,386,700(7)          8.43%
 82 Devonshire Street
 Boston, MA 02109

Capital Research & Management Company ..........  3,650,000(8)          7.01%
 333 South Hope Street
 Los Angeles, CA 90071

--------
 * Less than 1%

(1) Unless otherwise indicated, the address for the persons listed is 3799 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

(2) Based upon information furnished to MGM Grand by the named persons and information contained in filings with the SEC. Under the rules of the SEC, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the named persons have sole voting and investment power with respect to their respective shares.

(3) Based on 52,033,097 shares of common stock outstanding as of January 27, 1999. Shares of common stock subject to options exercisable within 60 days are deemed outstanding for computing the percentage of class of the persons holding such options but are not deemed outstanding for computing the percentage of class for any other person.

(4) Of these shares, 34,110,716 are held by Tracinda Corporation, a Nevada corporation wholly owned by Mr. Kerkorian.

(5) Included in these amounts are 1,000,000 shares, 390,000 shares, 89,000 shares and 41,000 shares subject to stock options exercisable on or prior to March 28, 1999 held by Messrs. Lanni, Yemenidjian, Wade and Langsner,
    respectively, and     shares in Mr. Langsner's 401(k) Savings Plan.

(6) Included in these amounts are 2,200 shares subject to stock options exercisable on or prior to March 28, 1999 held by each of Messrs. Aljian, Christensen, Cramer, Davis, Haig, Sharp and York.

(7) Based upon a Schedule 13G, dated February 14, 1998, filed by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson with the SEC. Of these shares, 3,681,800 are held by Fidelity Management & Research Company and 704,900 are held by Fidelity Management Trust Company, each a wholly owned subsidiary of FMR Corp. FMR Corp. and Edward C. Johnson 3d each has sole power to dispose of 4,386,700 of such shares and the sole power to vote or to direct the voting of 539,000 of such shares.

(8) Based upon a Schedule 13G, dated July 9, 1998, filed by Capital Research & Management Company with the SEC.

                                      C-2